EXHIBIT 31.1

I, Brian D. Fitzgerald, certify that:

1.               I have reviewed the amendment to the Annual Report on Form 10-K of Security Capital Corporation; and

2.               Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2006	/s/ Brian D. Fitzgerald
Brian D. Fitzgerald
Chairman of the Board, President and Chief Executive Officer